Exhibit 99.1

Kinder Morgan Announces Closing of Pembina Transactions

Proceeds will be used to pay down debt

HOUSTON, December 16, 2019 - Kinder Morgan, Inc. (NYSE: KMI) today announced that the Pembina Pipeline Corporation (TSX: PPL; NYSE: PBA) (Pembina) has acquired the U.S. portion of the Cochin Pipeline for $1.546 billion. In addition, Pembina has acquired all of the outstanding common equity of Kinder Morgan Canada Limited (TSX: KML), including the 70 percent majority voting interest held by Kinder Morgan Inc. (NYSE: KMI) (the Arrangement). Under the Arrangement, KMI will receive .3068 shares of Pembina for each KML share it holds. This exchange ratio results in KMI receiving approximately 25 million shares of Pembina stock for KMI’s 70 percent interest in KML, which equates to slightly less than 5 percent of Pembina’s common equity. KMI expects to ultimately convert these shares into cash in an opportunistic and non-disruptive manner.
As discussed in the December 5, 2019 press release announcing our 2020 budget guidance, KMI intends to use the proceeds from the Pembina transactions to pay down debt - creating approximately $1.2 billion of balance sheet/borrowing flexibility in 2020 (relative to KMI’s long-term leverage target of 4.5x Net Debt to Adjusted EBITDA), which provides attractive optionality. KMI can retain that financial flexibility or use some or all of it to repurchase shares or invest in attractive projects. For illustrative purposes only, using $1.2 billion for share repurchases or to invest in projects could increase the company’s 2020 DCF/share growth from 3 percent to 5 or 6 percent, respectively, assuming a full year benefit from the repurchases or projects.
About Kinder Morgan, Inc.
Kinder Morgan, Inc. (NYSE: KMI) is one of the largest energy infrastructure companies in North America. Our mission is to provide energy transportation and storage services in a safe, efficient and environmentally responsible manner for the benefit of people, communities and businesses. Our vision is delivering energy to improve lives and create a better world. We own an interest in or operate approximately 83,000 miles of pipelines and 146 terminals. Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, CO2 and other products, and our terminals transload and store liquid commodities including petroleum products, ethanol and chemicals, and bulk products, including petroleum coke, metals and ores. For more information, please visit www.kindermorgan.com.
Non-GAAP Financial Measures
The non-generally accepted accounting principles (non-GAAP) financial measures of distributable cash flow (DCF) per share; net income before interest expense, income taxes, depreciation, depletion, amortization, or DD&A, including amortization of excess cost of equity investments, and Certain Items (Adjusted EBITDA); and Net Debt are referenced herein.
Our non-GAAP measures described further below should not be considered alternatives to GAAP net income or other GAAP measures and have important limitations as analytical tools. Our computations of these non-GAAP measures may differ from similarly titled measures used by others. You should not consider these non-GAAP measures in isolation or as substitutes for an analysis of our results as reported under GAAP. Management compensates for the limitations of these non-GAAP measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision-making processes.
We do not provide budgeted net income attributable to common stockholders and net income, the GAAP financial measures most directly comparable to the non-GAAP financial measures of DCF and Net Debt-to-Adjusted EBITDA, respectively, due to the impracticality of quantifying certain components required by GAAP such as: ineffectiveness of commodity, interest rate and foreign currency hedges; unrealized gains and losses on derivatives marked to market; and potential changes in estimates for certain contingent liabilities.
Certain Items, as adjustments used to calculate our non-GAAP measures, are items that are required by GAAP to be reflected in net income, but typically either (1) do not have a cash impact (for example, asset impairments), or (2) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example certain legal settlements, enactment of new tax legislation and casualty losses).
DCF is calculated by adjusting net income available to common stockholders for Certain Items, DD&A and amortization of excess cost of equity investments, income tax expense, cash taxes, sustaining capital expenditures and other items. DCF is a significant performance measure useful to management and external users of our financial statements in evaluating our performance and in measuring and estimating the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. DCF should not be used as an alternative to net cash provided by operating activities computed under GAAP. We believe the GAAP measure most directly comparable to DCF is net income available to common stockholders. DCF per common share is DCF divided by average outstanding common shares, including restricted stock awards that participate in common dividends.
Adjusted EBITDA is calculated by adjusting net income before interest expense, income taxes, and DD&A, including amortization of excess cost of equity investments (EBITDA), for Certain Items, KMI’s share of unconsolidated joint venture (JV) DD&A and income tax expense (net of our partners’ share of consolidating JV DD&A and income tax expense), and net income attributable to noncontrolling interests. Adjusted EBITDA is used by management and external users, in conjunction with our Net Debt (as described further below), to evaluate certain leverage metrics. Therefore, we believe Adjusted EBITDA is useful to investors. We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income.
Net Debt is calculated by subtracting from debt (i) cash and cash equivalents, (ii) the preferred interest in the general partner of Kinder Morgan Energy Partners L.P., (iii) debt fair value adjustments and (iv) the foreign exchange impact on Euro-denominated bonds for which we have entered into currency swaps. We believe Net Debt is useful to investors and other users of our financial information in evaluating our leverage. We believe the most comparable measure to Net Debt is debt net of cash and cash equivalents.
Important Information Relating to Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Generally the words “expects,” “believes,” anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements in this news release include, among others, express or implied statements pertaining to the expected use of proceeds from the Pembina transactions;

KMI’s expected sales of Pembina shares; KMI's expected Net Debt-to-Adjusted EBITDA ratio; potential DCF per share growth; anticipated dividends; and KMI's capital projects, including expected completion timing and benefits of those projects. Forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although KMI believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance as to when or if any such forward-looking statements will materialize nor their ultimate impact on our operations or financial condition. Important factors that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements include the risks and uncertainties described in KMI’s reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year-ended December 31, 2018 (under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” and elsewhere) and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website at ir.kindermorgan.com. Forward-looking statements speak only as of the date they were made, and except to the extent required by law, KMI undertakes no obligation to update any forward-looking statement because of new information, future events or other factors. Because of these risks and uncertainties, readers should not place undue reliance on these forward-looking statements.
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Kinder Morgan Contacts
Media Relations	Investor Relations
Dave Conover	(800) 348-7320
(713) 369-9407	km_ir@kindermorgan.com
newsroom@kindermorgan.com	www.kindermorgan.com